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                                                                    Exhibit 10.1


                                 LOAN AGREEMENT



            This Loan Agreement, dated as of January 5, 2001, is by and between W.R. Berkley Corporation, a Delaware corporation (the "Company"), and William R. Berkley ("Berkley").

            The parties hereto agree as follows:

            1. The Company hereby agrees to loan to Berkley $1,500,000.

            2. The loan shall be evidenced by a recourse promissory note dated the date of such loan in the form of Annex A attached hereto (the "Note"). The Note shall be unsecured.

            3. Berkley and the Company each hereby represents that he or it, as the case may be, has all power and authority necessary to enter into this Agreement and that this Agreement is valid and enforceable against Berkley or the Company, as the case may be, in accordance with its terms.

            4. If any of the following events ("Events of Default") shall occur:

                   (a) Berkley shall default in the payment of principal or
            interest on the Note when the same shall become due and payable, whether at maturity, by acceleration or otherwise, and such default continues for more than ten days after receipt of written notice from the Company; or

                  (b) Berkley shall file a petition seeking bankruptcy or other similar relief or any such petition shall be filed against Berkley and not dismissed within 60 days;

then the holder of the Note may by written notice to Berkley (or without such notice with respect to subsection (b) above), declare the entire unpaid principal of and the interest then accrued on the Note to be forthwith due and payable, without other notices or demands of any kind, all of which are hereby waived by Berkley.

            5. All notices and communications provided for herein shall be delivered or mailed by registered or certified mail, postage prepaid, or by courier service, addressed as follows:

            If to the Company:

            165 Mason Street
            Greenwich, Connecticut  06836-2518
            Facsimile No.:  (203) 629-3492
            Attention:  Chief Financial Officer
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            If to Berkley:

            c/o W.R. Berkley Corporation
            165 Mason Street
            Greenwich, Connecticut  06836-2518

or to such other address or to the attention of such other person as the recipient party shall have specified.

            6. No delay on the part of the Company in exercising any right, power or privilege hereunder or in respect hereof shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege.

            7. This Agreement and the Note shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the choice of law provisions thereof.

            8. This Agreement shall be binding upon the successors and assigns of the parties hereto.

            9. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                     W.R. BERKLEY CORPORATION



                                     By:  /s/ Eugene Ballard
                                         ---------------------------------
                                          Name:  Eugene Ballard
                                          Title: Senior Vice President


                                          /s/ William R. Berkley
                                         ---------------------------------
                                          WILLIAM R. BERKLEY


                                      -2-
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                                                               ANNEX  A
                                                               TO LOAN AGREEMENT


                                 PROMISSORY NOTE


$1,500,000                                                       January 5, 2001


            FOR VALUE RECEIVED, William R. Berkley ("Maker" or "Berkley") hereby promises to pay to the order of W.R. Berkley Corporation, a Delaware corporation (the "Company"), at 165 Mason Street, Greenwich, Connecticut, or at such other address as the Company or the holder or this Note shall have given to the Maker, the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000) on June 1, 2001, together with interest, at the minimum rate which can be charged without causing this obligation to be treated as a "below market loan" for purposes of Section 7872 of the Internal Revenue Code of 1986, as amended.

            Payments of principal and interest shall be made in such currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

            This Note evidences a recourse loan made by the Company under the Loan Agreement, dated as of the date hereof, between the Company and the Maker (the "Agreement"), which provides, among other things, for the acceleration of the maturity of this Note following an Event of Default, on the terms set forth in the Agreement.

            This Note may be prepaid in whole or in part at any time and from time to time without penalty or premium.

            The Maker hereby waives presentment, demand, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

            This Note shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the choice of law provisions thereof and shall be binding upon the heirs or legal representatives of the Maker and shall inure to the benefit of the successors and assigns of the Company.


                                     /s/ William R. Berkley
                                     -------------------------------------
                                     William R. BERKLEY